UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2025

JOCOM HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-56629	38-4177722
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Unit No. 11-1, Level 11, Tower 3, Avenue 3, Bangsar South,

No. 8 Jalan Kerinchi,
59200 KUALA LUMPUR, MALAYSIA

(Address of Principal Executive Offices)

+6012 5189937

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JOCM	The OTC Market – OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 3 - Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities

On June 26, 2025, JOCOM HOLDINGS CORP. (“Company”) entered the Subscription Agreement with SAN YING SEOW (the “Purchaser”) to issue and sales of an aggregate of 1,000,000 shares at a price of $0.1 per shares with each share consisting of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The net proceeds to the Company amounted to $100,000 and went directly to the Company as working capital.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Subscription Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JOCOM HOLDINGS CORP.

	By	/s/ SEW WEN CHEAN
Date: July 7, 2025	Name:	SEW WEN CHEAN
	Title:	Chief Executive Officer, Director